Exhibit 23.2

                             James W McLeod, P.Geo.
                             2840 Hwy 95, Alt S. #7
                            Silver Springs, NV 89429
                               Phone: 775 577-5393
                              jjmcleod@xplornet.com


U.S. Securities and Exchange Commission
450, 5th Street, NW
Washington, D.C. 20549

                                     CONSENT

I, James W. McLeod, P. Geo., am the author of a Report entitled "Review and Recommendations, cord 1-4 Mineral claims, Montezuma Peak Area, Esmeralda County, Nevada, USA", dated December 9, 2009, prepared for Wildrose Mining, Inc.

This is to confirm that I consent to the filing of the Cord 1-4 Project Report with the United States Securities and Exchange Commission.

I also consent to Wildrose Mining, Inc. distributing copies of the Report to its shareholders or prospective investors, and to the disclosure of the Report on their website for electronic viewing.

Dated at Silver Spring, NV this 9th day of December 2009



                                          /s/ James W. McLeod
                                          -------------------------------------
                                          James W. McLeod
                                          Consulting Geologist